Filed Pursuant to Rule 424(b)(2)

File No. 333-221324

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series S, Principal at Risk Securities Linked to an ETF Basket due December 7, 2023	$585,000	$70.90

(1)	The total filing fee of $70.90 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 179 dated November 30, 2018 (To Market Measure Supplement dated May 18, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated April 27, 2018)

Wells Fargo & Company Medium-Term Notes, Series S ETF Linked Securities
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

■	Linked to an ETF Basket comprised of the SPDR® S&P 500® ETF Trust (50%); the iShares® Russell 2000 ETF (15%); the iShares® MSCI EAFE ETF (15%); the iShares® MSCI Emerging Markets ETF (10%); the Invesco DB Commodity Index Tracking Fund (5%); and the Vanguard® Real Estate ETF (5%)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from its starting price to its ending price. The maturity payment amount will reflect the following terms:
■ If the value of the Basket increases, you will receive the original offering price plus 150% participation in the upside performance of the Basket, subject to a maximum return at maturity of 54% of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,540.00.
■ If the value of the Basket decreases but the decrease is not more than 15%, you will be repaid the original offering price
■ If the value of the Basket decreases by more than 15%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of 15%
■	Investors may lose up to 85% of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the basket components or any securities or commodity futures contracts held by the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $939.66 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$26.20	$973.80
Total	$585,000.00	$15,327.00	$569,673.00

(1)  Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (15%); the iShares MSCI EAFE ETF (15%); the iShares MSCI Emerging Markets ETF (10%); the Invesco DB Commodity Index Tracking Fund (5%); and the Vanguard Real Estate ETF (5%).
Pricing Date:	November 30, 2018.
Issue Date:	December 7, 2018.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price is greater than the starting price: $1,000 plus the lesser of:
(i)	$1,000	×	ending price – starting price	× participation rate	; and
starting price
(ii) the maximum return;

• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

• if the ending price is less than the threshold price: $1,000 minus:
$1,000	×	threshold price – ending price
starting price
If the ending price is less than the threshold price, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Stated Maturity Date:	December 7, 2023. If the calculation day is postponed for any basket component, the stated maturity date will be the later of (i) December 7, 2023 and (ii) three business days after the last calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Price:	The “starting price” is 100.
Ending Price:	The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR S&P 500 ETF Trust; (B) 15% of the component return of the iShares Russell 2000 ETF; (C) 15% of the component return of the iShares MSCI EAFE ETF; (D) 10% of the component return of the iShares MSCI Emerging Markets ETF; (E) 5% of the component return of the Invesco DB Commodity Index Tracking Fund; and (F) 5% of the component return of the Vanguard Real Estate ETF.
~

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Component Return:

The “component return” of a basket component will be equal to:

final component price – initial component price

initial component price

where,

•

the “initial component price” is the fund closing price of such basket component on the pricing date, as set forth below; and

•

the “final component price” will be the fund closing price of such basket component on the calculation day.

The initial component prices of the basket components are as follows: the SPDR S&P 500 ETF Trust ($275.65); the iShares Russell 2000 ETF ($152.62); the iShares MSCI EAFE ETF ($62.77); the iShares MSCI Emerging Markets ETF ($41.08); the Invesco DB Commodity Index Tracking Fund ($15.29); and the Vanguard Real Estate ETF ($81.98).

Fund Closing Price:	With respect to a basket component, the “fund closing price” on any trading day (as defined below) means the product of (i) the closing price of one share of such basket component (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such basket component on such trading day.
Closing Price:	The “closing price” with respect to one share of a basket component (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such basket component (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a basket component (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such basket component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” below.
Maximum Return:	The “maximum return” is 54% of the original offering price per security ($540.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,540.00 per security.
Threshold Price:	85, which is equal to 85% of the starting price.
Participation Rate:	150%.
Calculation Day:	November 30, 2023. If such day is not a trading day with respect to any basket component, the calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. The calculation day for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to such basket component. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $25.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BB37

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Investment Description

The Principal at Risk Securities Linked to an ETF Basket due December 7, 2023 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Basket from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum return of 54% of the original offering price;
(ii)	repayment of the original offering price if, and only if, the ending price of the Basket is not less than the starting price by more than 15%; and
(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 15%.

If the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following six unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

●	the SPDR® S&P 500® ETF Trust (50%), an exchange traded fund that seeks to track the S&P 500® Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);
●	the iShares® Russell 2000 ETF (15%), an exchange traded fund that seeks to track the Russell 2000® Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market);
●	the iShares® MSCI EAFE ETF (15%), an exchange traded fund that seeks to track the MSCI EAFE Index® (an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada);
●	the iShares® MSCI Emerging Markets ETF (10%), an exchange traded fund that seeks to track the MSCI Emerging Markets IndexSM (an equity index that is designed to measure equity market performance in global emerging markets);
●	the Invesco DB Commodity Index Tracking Fund (5%), an exchange traded fund that seeks to track the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM (a commodity index that is designed to measure the performance of a rolling position in futures contracts on 14 physical commodities); and
●	the Vanguard® Real Estate ETF (5%), an exchange traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of a benchmark index that measures the performance of publicly traded equity real estate investment trusts (“REITs”) and other real estate-related investments.

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR Trust.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 ETF, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF.

The securities are not sponsored, endorsed, sold or promoted by Invesco Capital Management LLC (“Invesco”). Invesco does not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Invesco will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Invesco DB Commodity Index Tracking Fund.

Vanguard® is a registered mark of The Vanguard Group, Inc. (“Vanguard”). The securities are not sponsored, endorsed, sold or promoted by Vanguard or Vanguard Specialized Funds. Vanguard and Vanguard Specialized Funds do not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Vanguard and Vanguard Specialized Funds will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Vanguard® Real Estate ETF.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

Investor Considerations

We have designed the securities for investors who:

■	seek 150% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price, subject to the maximum return at maturity of 54% of the original offering price;
■	desire to limit downside exposure to the Basket through the 15% buffer;
■	understand that if the ending price is less than the starting price by more than 15%, they will receive less, and possibly 85% less, than the original offering price per security at maturity;
■	are willing to forgo interest payments on the securities and dividends on shares of the basket components; and
■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 15% from the starting price;
■	seek uncapped exposure to the upside performance of the Basket;
■	seek full return of the original offering price of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to the equity markets (including foreign developed equity markets, foreign emerging equity markets and the U.S. real estate equity market) or are unwilling to accept the risk of exposure to the commodity markets;
■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Hypothetical Payout Profile

The following profile is based on a maximum return of 54.00% or $540.00 per security, a participation rate of 150% and a threshold price equal to 85% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the basket components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the Basket relative to the starting price and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending price is less than the threshold price, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 85% of the starting price. As a result, you may receive less, and possibly 85% less, than the original offering price per security at stated maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the starting price, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Components.

The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the maximum return is reached.

Changes In The Value Of The Basket Components May Offset Each Other.

Price movements in the basket components may not correlate with each other. Even if the final component price of a basket component increases, the final component price of another basket component may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, an increase in the final component price of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the final component price of another basket component. This may be particularly the case with respect to the SPDR S&P 500 ETF Trust, since it has a 50% weighting in the Basket.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the basket components or any securities or commodity futures contracts held by the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

●	Basket Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above the starting price or threshold price.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
●	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket or the basket components changes.
●	Correlation Among Basket Components. Correlation refers to the extent to which the prices of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative. The value of the securities may be affected if the correlation among the basket components changes.
●	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current value of the Basket.
●	Dividend Yields On The Securities Held By The Basket Components. The value of the securities may be affected by the dividend yields on the securities (if any) held by the basket components (the amount of such dividends may influence the closing price of the shares of a basket component).
●	Currency Exchange Rates. Since each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF include securities quoted in one or more foreign currencies and the fund closing prices of such basket components are based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the original offering price plus the maximum return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the shares of the basket components. This is in part because the maturity payment amount will be determined by reference to the ending price of the Basket, which will be calculated by reference only to the fund closing prices of the shares of the basket components without taking into consideration the value of dividends and other distributions paid on such shares. In addition, the maturity payment amount will not be greater than the original offering price plus the maximum return.

Historical Prices Of The Basket Components Or The Securities Or Commodity Futures Contracts Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

The trading prices of the shares of the basket components will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the final component prices of the basket components will fall or rise compared to their respective initial component prices. The trading prices of the shares of the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the basket components and the securities or commodity futures contracts, as applicable, comprising the basket components are traded and the values of the basket components and such securities or commodity futures contracts. Accordingly, any historical prices of the basket components do not provide an indication of the future performance of the basket components.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

Changes That Affect The Basket Components Or The Underlying Indices May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the sponsor of a basket component (a “fund sponsor”) concerning the calculation of such basket component’s net asset value, additions, deletions or substitutions of securities or commodity futures contracts, as applicable, in such basket component and the manner in which changes in the applicable underlying index are reflected in such basket component, and changes in those policies, could affect the closing price of the shares of such basket component and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. Similarly, the policies of the sponsor of an underlying index (an “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities or commodity futures contracts, as applicable, comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities or commodity futures contracts may affect the level of such underlying index and the closing price of the shares of such basket component and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. The underlying index sponsor may discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

Actions by any company whose securities are included in a basket component or in an underlying index may have an adverse effect on the price of its security, the closing price of such basket component on the calculation day, the ending price and the value of the securities. We are one of the companies currently included in the SPDR S&P 500 ETF Trust and its underlying index, but we are not affiliated with any of the other companies whose security is represented in the basket components or the underlying indices. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Sponsors Of The Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the basket components or the underlying indices. We have derived the information about the sponsors, the basket components and the underlying indices contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the basket components, the underlying indices and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Basket Components Is Different From An Investment Linked To The Underlying Indices.

The performance of the shares of a basket component may not exactly replicate the performance of the related underlying index because the basket component may not invest in all of the securities or commodity futures contracts, as applicable, included in the related underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. A basket component may also hold securities or commodity futures contracts, as applicable, or other derivative financial instruments not included in the related underlying index. It is also possible that a basket component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities or commodity futures contracts, as applicable, in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a basket component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a basket component may differ from the net asset value per share of such basket component. As a result, the performance of a basket component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based on the performance of the basket components will not be the same as the return on securities based on the performance of the related underlying indices.

There Are Risks Associated With The Basket Components.

Although the shares of the basket components are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket component or that there will be liquidity in the trading market.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

In addition, the basket components are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities or commodity futures contracts, as applicable, that are not included in the related underlying index. The basket components are also not actively managed and may be affected by a general decline in market segments relating to the underlying indices. Further, the fund sponsors invest in securities or commodity futures contracts, as applicable, included in, or representative of, the applicable underlying index regardless of their investment merits, and the basket component sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the NYSE Arca, each basket component will be required to confirm on an ongoing basis that the securities included in its underlying index satisfy the applicable listing requirements. In the event that an underlying index does not comply with the applicable listing requirements, the applicable basket component would be required to rectify such non-compliance by requesting that the related underlying index sponsor modify such underlying index, transitioning to a new underlying index or obtaining relief from the SEC. There can be no assurance that an underlying index sponsor would modify such underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a basket component being delisted by the NYSE Arca. If a basket component were delisted by the NYSE Arca, the calculation agent would select a successor basket component or, if no successor basket component is available, would determine the fund closing price of such basket component on any date of determination.

These risks may adversely affect the price of the shares of the basket components and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Basket Components.

You will not become a holder of shares of the basket components or a holder of securities or commodity futures contracts, as applicable, included in the underlying indices as a result of owning a security. With respect to the basket components that hold securities, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares, securities or commodities at maturity.

Anti-dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of the basket components. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable basket component. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF includes stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the iShares MSCI Emerging Markets ETF includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

The securities included in the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing prices of such basket components which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF is quoted in a currency other than U.S. dollars and, as per such basket components, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index and that are held by the iShares Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the iShares Russell 2000 ETF may be more volatile than that of an equity ETF that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Suspensions, Limitations Or Disruptions Of Market Trading In The Commodity And Related Futures Markets And The Rules Of Trading Facilities In Such Markets May Adversely Affect The Performance Of The Invesco DB Commodity Index Tracking Fund.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Conversely, certain foreign exchanges do not have limit prices and, accordingly, there is no limit on the amount by which the price of a designated contract may decline on a single day. These circumstances could adversely affect the price of shares of the Invesco DB Commodity Index Tracking Fund and therefore, the value of the Basket and the value of the securities.

Holders Of The Securities Will Not Benefit From The Regulatory Protections Of The Commodity Futures Trading Commission Or Any Non-U.S. Regulatory Authority.

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts or options on futures contracts for the benefit of the holders of securities. An investment in the securities does not constitute either an investment in futures contracts or options on futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool, and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”) or qualify for an exemption from the registration requirement. Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and holders of the securities will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Possible Regulatory Changes Could Adversely Affect The Performance Of The Invesco DB Commodity Index Tracking Fund.

U.S. regulatory agencies have recently enacted new rules and are currently considering the enactment of additional, related new rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of many new rules has not yet been determined and many finalized new rules have not yet been fully implemented, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures market to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodity and futures markets. These changes could impact the price and volatility of shares of the Invesco DB Commodity Index Tracking Fund, which could in turn adversely affect the return on and the value of the securities.

Commodity Futures Prices May Change Unpredictably, Affecting The Price Of Shares Of The Invesco DB Commodity Index Tracking Fund In Unforeseeable Ways.

Trading in commodity futures contracts underlying the Invesco DB Commodity Index Tracking Fund is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose the Invesco DB Commodity Index Tracking Fund are based may have a material adverse effect on the performance of the Basket and the return on an investment in the securities. Market prices of the commodities on which the futures contracts that compose the Invesco DB Commodity Index Tracking Fund are based may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and in exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Invesco DB Commodity Index Tracking Fund are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of shares of the Invesco DB Commodity Index Tracking Fund and may affect the performance of the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

Some Of The Commodities Underlying The Invesco DB Commodity Index Tracking Fund Will Be Subject To Pronounced Risks Of Pricing Volatility.

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, in the calculation of the Invesco DB Commodity Index Tracking Fund these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month in the calculation of the Invesco DB Commodity Index Tracking Fund, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. Due to the significant level of continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the value of the Invesco DB Commodity Index Tracking Fund and the return on the securities.

The Invesco DB Commodity Index Tracking Fund Does Not Offer Direct Exposure To Commodity Spot Prices.

The value of the Invesco DB Commodity Index Tracking Fund is intended to track generally the performance of commodity futures contracts on physical commodities included in the DBIQ Optimum Yield Diversified Commodity Index, not physical commodities (or their spot prices). The price of a futures contract on a commodity reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of the commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing the commodity for the length of the futures contract, interest costs related to financing the purchase of the commodity and expectations of supply and demand for the commodity. There is typically some deviation between changes in the price of a futures contract and changes in the spot price of the relevant commodity. In some cases, the performance of a futures contract on a commodity can deviate significantly from the spot price performance of the commodity, especially over longer periods of time. As a result, the performance of the Invesco DB Commodity Index Tracking Fund may differ from, and be less favorable than, the spot price return of the relevant commodities.

The Invesco DB Commodity Index Tracking Fund May Be Adversely Affected By “Negative Roll Yields” In “Contango” Markets, Which May Have A Negative Impact On Its Performance.

The Invesco DB Commodity Index Tracking Fund is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the Invesco DB Commodity Index Tracking Fund approach expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling” exposure to an expiring futures contract into another futures contract with a later expiration date. Through this rolling process, the Invesco DB Commodity Index Tracking Fund is able to maintain continuing exposure to futures contracts.

The “rolling” feature of the Invesco DB Commodity Index Tracking Fund creates the potential for a significant negative effect on the price of the Invesco DB Commodity Index Tracking Fund — which we refer to as a “negative roll yield”— that is independent of the performance of the spot prices of the relevant underlying commodities. The “spot price” of a physical commodity is the price of that commodity for immediate delivery, as opposed to a futures price, which represents the price for delivery of that commodity on a specified date in the future. The Invesco DB Commodity Index Tracking Fund would be expected to experience negative roll yield if futures prices tend to be greater than the spot prices for the relevant underlying commodities. A market where futures prices are greater than spot prices is referred to as a “contango” market. Futures prices of a commodity may be greater than spot prices of that commodity for a variety of reasons, including costs of storing the relevant commodity until the delivery date, financing costs and market expectations that future spot prices may be higher than current spot prices. As any futures contract approaches expiration, its value will approach the spot price of the relevant commodity, because by expiration it will effectively represent a contract to buy or sell the relevant commodity for immediate (or “spot”) delivery. Therefore, if the futures market for a commodity is in contango, then the value of a futures contract for that commodity would tend to decline over time (assuming the spot price for that commodity remains unchanged), because the higher futures price would fall as it converges to the lower spot price by expiration. If the futures market for a commodity is in contango and the spot price of that commodity remains constant, the Invesco DB Commodity Index Tracking Fund would enter into a position in a futures contract for the relevant commodity at the higher contango futures price and then unwind that position near the lower spot price just prior to expiration of that contract, and then enter into a position in a new futures contract for the relevant commodity at the higher contango futures price and unwind that position near the lower spot price, and so on over time, all the while accumulating losses from the erosion in value that results as the higher contango price declines toward the lower spot price.

The Prices Of Commodities Are Volatile And Are Affected By Numerous Factors, Some Of Which Are Specific To The Commodity Sector For Each Commodity Futures Contracts Held By The Invesco DB Commodity Index Tracking Fund. A change in the price of any of the commodity futures contracts underlying the Invesco DB Commodity Index Tracking Fund may have a material adverse effect on the value of the Invesco DB Commodity Index Tracking Fund, the Basket and the securities. Commodities futures contracts are subject to the effect of numerous factors, certain of which are specific to the commodity sector for each commodity futures contract underlying the Invesco DB Commodity Index Tracking Fund, as discussed below.

●	Agricultural Sector. Global prices of agricultural commodities, including corn, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities, such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.
●	Energy Sector. Global prices of energy commodities, including WTI crude oil, Brent crude oil, RBOB gasoline, heating oil and natural gas, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and more subject to dislocation than are prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity and will tend to reflect general economic conditions.
●	Industrial Metals Sector. Global prices of industrial metals commodities, including aluminum, copper and zinc, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative

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actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

●	Precious Metals Sector. Global prices of precious metals commodities, including gold and silver, are primarily affected by the global demand for and supply of those commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for precious metals is significantly influenced by the level of global industrial economic activity. Prices for precious metals are affected by governmental programs and policies, national and international political and economic events, expectations with respect to the rate of inflation, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. Sudden disruptions in the supplies of precious metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of precious metals futures contracts to become extremely volatile and unpredictable. In addition, prices for precious metals can be affected by numerous other factors, including jewelry demand and production levels.

An Increase In The Margin Requirements For Commodity Futures Contracts Included In The Invesco DB Commodity Index Tracking Fund May Adversely Affect Its Value.

Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts underlying the Invesco DB Commodity Index Tracking Fund, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of the relevant commodity futures contracts to decline significantly. In addition, prices of the relevant futures contracts could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. As a result, the value of the Invesco DB Commodity Index Tracking Fund, the Basket and the value of the securities may be adversely affected.

The Basket May Be Subject To Risks Associated With Foreign Commodity Exchanges.

Investments in futures contracts that trade on foreign commodity exchanges involve particular risks. Foreign commodity exchanges may be less regulated than U.S. commodity exchanges, and certain foreign commodities markets may be more susceptible to disruption due to the absence of government regulation. Trading on foreign commodity exchanges is also subject to exchange rate risk relative to the U.S. dollar, exchange controls, expropriations, taxation policies, moratoriums and political or diplomatic events.

Currency Exchange Fluctuations May Negatively Affect The Market Prices Of The Futures Contracts Underlying The Invesco DB Commodity Index Tracking Fund, Which May Negatively Affect Its Performance.

The market prices for the commodity futures contracts underlying the Invesco DB Commodity Index Tracking Fund are currently quoted in U.S. dollars. As a result, appreciation of the U.S. dollar will increase the relative cost of such futures contracts for foreign consumers, thereby reducing demand for those futures contracts and affecting the market prices of those futures contracts. As a result, the price of shares of the Invesco DB Commodity Index Tracking Fund, the value of the Basket and an investment in the securities may be adversely affected by changes in exchange rates between the U.S. dollar and foreign currencies. In recent years, rates of exchange between the U.S. dollar and various foreign currencies have been highly volatile and this volatility may continue in the future. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

The Vanguard Real Estate ETF Recently Transitioned To Tracking A New Underlying Index Which Could Reduce Its Performance And Limit The Utility Of Its Historical Performance.

Effective February 1, 2018, the Vanguard Real Estate ETF ceased tracking the MSCI U.S. REIT Index and began tracking the MSCI US Investable Market Real Estate 25/50 Transition Index (the “Transition Real Estate Index”), on an interim basis, in the first phase of a two-phase underlying index change. Beginning on July 25, 2018, the Vanguard Real Estate ETF adopted the MSCI US Investable Market Real Estate 25/50 Index (the “Target Real Estate Index”) as its benchmark.

The principal difference between (a) the MSCI U.S. REIT Index and (b) the Transition Real Estate Index and the Target Real Estate Index is that the former represents the performance of equity REIT securities, whereas the latter also represent the performance of

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additional specialized REITs and real estate management and development companies. As a result of this transition, the Vanguard Real Estate ETF will be exposed to risks associated with investing both in publicly traded equity REITs and other real estate-related investments. Because the Vanguard Real Estate ETF began tracking an index that includes additional specialized REITs and real estate management and development companies, the securities will be subject to increased risk exposure to the real estate sector. Moreover, the addition of additional specialized REITs and real estate management and development companies may adversely affect the performance of the Vanguard Real Estate ETF and the Basket.

Furthermore, the historical performance of the Vanguard Real Estate ETF may be of limited use in evaluating the Vanguard Real Estate ETF’s past performance, as there is limited historical information at this time to reflect the Vanguard Real Estate ETF’s tracking of the Target Real Estate Index. The Target Real Estate Index could result in lower investment returns or different levels of volatility than those of the former underlying index over any period of time.

An Investment In The Securities Will Be Subject To Risks Associated With The Real Estate Industry.

The Vanguard Real Estate ETF, because it is concentrated in REITs and other real estate-related companies, may be more susceptible to any single economic, market, political or regulatory occurrence affecting the real estate industry. Investment in the real estate industry is subject to many of the same risks associated with the direct ownership of real estate such as: the availability of financing for real estate; employment levels and job growth; interest rates; leverage, property, management and liquidity risks; consumer confidence; the availability of suitable undeveloped land; federal, state and local laws and regulations concerning the development of land and construction; home and commercial real estate sales; financing and environmental protection; and competition among companies which engage in the real estate business.

Risks Associated With Real Estate Investment Trusts Will Affect The Value Of The Securities.

The Vanguard Real Estate ETF includes the securities of REITs. REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Vanguard Real Estate ETF: a decline in the value of real estate properties; extended vacancies of properties; increases in property and operating taxes; increased competition or overbuilding; a lack of available mortgage funds or other limits on accessing capital; tenant bankruptcies and other credit problems; limitation on rents, including decreases in market rates for rents; changes in zoning laws and governmental regulations; costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems; investments in developments that are not completed or that are subject to delays in completion; risks associated with borrowing; changes in interest rates; casualty and condemnation losses; and uninsured damages from floods, earthquakes or other natural disasters.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing prices of the basket components on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on the scheduled calculation day, which may result in postponement of the calculation day with respect to that basket component; determining the fund closing price of a basket component if the calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event with respect to that basket component occurs on that day; adjusting the adjustment factor for a basket component and other terms of the securities in certain circumstances; if a basket component undergoes a liquidation event, selecting a successor basket component or, if no successor basket component is available, determining the

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fund closing price of such basket component; and determining whether to adjust the fund closing price of a basket component on the calculation day in the event of certain changes in or modifications to such basket component or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the basket components. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a basket component or its underlying index or the companies whose securities are included in a basket component or its underlying index or the futures contracts or physical commodities included in the Invesco DB Commodity Index Tracking Fund or its underlying index (such research reports referred to as research reports relating to a basket component). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a basket component could adversely affect the price of that basket component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a basket component published on or prior to the pricing date could result in an increase in the price of that basket component on the pricing date, which would adversely affect investors in the securities by increasing the prices at which the basket components must close on the calculation day in order for investors in the securities to receive a favorable return.
●	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the prices of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components or the underlying indices. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the basket components, securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities or commodity futures contracts. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the basket components or any of the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices, or derivative or synthetic instruments related to the basket components or such securities or commodity futures contracts, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.
●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the basket components or the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices and other instruments relating to the basket components or such securities or commodity futures contracts on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

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●

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;
•	the hypothetical maturity payment amount payable at stated maturity per security;
•	the hypothetical total pre-tax rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,540.00	54.00%	8.82%
150.00	50.00%	$1,540.00	54.00%	8.82%
140.00	40.00%	$1,540.00	54.00%	8.82%
136.00	36.00%	$1,540.00	54.00%	8.82%
130.00	30.00%	$1,450.00	45.00%	7.57%
120.00	20.00%	$1,300.00	30.00%	5.31%
110.00	10.00%	$1,150.00	15.00%	2.81%
105.00	5.00%	$1,075.00	7.50%	1.45%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
84.00	-16.00%	$990.00	-1.00%	-0.20%
80.00	-20.00%	$950.00	-5.00%	-1.02%
50.00	-50.00%	$650.00	-35.00%	-8.43%
25.00	-75.00%	$400.00	-60.00%	-17.50%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending price.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, assuming hypothetical initial component prices and component returns as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual initial component price. The hypothetical initial component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component price of any basket component. The actual initial component price for each basket component is set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return that is less than the maximum return:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	Invesco DB Commodity Index Tracking Fund	Vanguard Real Estate ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final component price:	$123.00	$119.00	$118.00	$115.00	$120.00	$109.00
Component return:	23.00%	19.00%	18.00%	15.00%	20.00%	9.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 23.00%) + (15% × 19.00%) + (15% × 18.00%) + (10% × 15.00%) + (5% × 20.00%) + (5% × 9.00%)] = 120.00

Since the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	120.00 – 100.00	× 150%	= $300.00; and
100.00

(ii) the maximum return of $540.00

On the stated maturity date you would receive $1,300.00 per security.

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the maximum return:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	Invesco DB Commodity Index Tracking Fund	Vanguard Real Estate ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final component price:	$145.50	$155.00	$160.00	$160.00	$145.00	$135.00
Component return:	45.50%	55.00%	60.00%	60.00%	45.00%	35.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 45.50%) + (15% × 55.00%) + (15% × 60.00%) + (10% × 60.00%) + (5% × 45.00%) + (5% × 35.00%)] = 150.00

Since the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	150.00 – 100.00	× 150%	= $750.00; and
100.00

(ii) the maximum return of $540.00

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On the stated maturity date you would receive $1,540.00 per security, which is the maximum maturity payment amount.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than 136.00% of the starting price since your return on the securities for any ending price greater than 136.00% of the starting price will be limited to the maximum return.

Example 3. Maturity payment amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	Invesco DB Commodity Index Tracking Fund	Vanguard Real Estate ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final component price:	$59.00	$133.00	$123.00	$115.00	$110.00	$102.00
Component return:	-41.00%	33.00%	23.00%	15.00%	10.00%	2.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -41.00%) + (15% × 33.00%) + (15% × 23.00%) + (10% × 15.00%) + (5% × 10.00%) + (5% × 2.00%)] = 90.00

In this example, the 41.00% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 50% weighting of the SPDR S&P 500 ETF Trust.

Since the hypothetical ending price is less than the starting price, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	Invesco DB Commodity Index Tracking Fund	Vanguard Real Estate ETF
Initial component price:	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Final component price:	$30.00	$50.00	$65.00	$90.00	$95.00	$80.00
Component return:	-70.00%	-50.00%	-35.00%	-10.00%	-5.00%	-20.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -70.00%) + (15% × -50.00%) + (15% × -35.00%) + (10% × -10.00%) + (5% × -5.00%) + (5% × -20.00%)] = 50.00

Since the hypothetical ending price is less than the starting price by more than 15%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

$1,000 -	$1,000	×	85.00 – 50.00	= $650.00
100.00

On the stated maturity date you would receive $650.00 per security.

To the extent that the component returns and ending price differ from the values assumed above, the results indicated above would be different.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a basket component means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such basket component or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a basket component means the primary exchange or quotation system on which shares (or other applicable securities) of such basket component are traded, as determined by the calculation agent.

The “related futures or options exchange” for a basket component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket component.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

●	determine whether a market disruption event has occurred;
●	determine the fund closing price of a basket component under certain circumstances;
●	determine if adjustments are required to the fund closing price of a basket component under various circumstances; and
●	if a basket component is undergoes a liquidation event, select a successor basket component (as defined below) or, if no successor basket component is available, determine the fund closing price of such basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means, with respect to a basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such basket component or any successor basket component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such basket component or any successor basket component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such basket component or any successor basket component prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such basket component or any successor basket component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a basket component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such basket component or any successor basket component; and
(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such basket component or any successor basket component means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, then the calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such basket component. If the calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing price of such basket component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such basket component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a basket component as specified below if any of the events specified below occurs with respect to such basket component and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day for such basket component.

The adjustments specified below do not cover all events that could affect a basket component, and there may be other events that could affect a basket component for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a basket component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected basket component.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a basket component unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a basket component, then once such split has become effective, the adjustment factor for such basket component will be adjusted to equal the product of the prior adjustment factor for such basket component and the number of securities which a holder of one share (or other applicable security) of such basket component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a basket component has been made by such basket component ratably to all holders of record of such shares (or other applicable security), then the adjustment factor

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

for such basket component will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor for such basket component and the number of shares (or other applicable security) of such basket component which a holder of one share (or other applicable security) of such basket component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such basket component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a basket component, then the adjustment factor for such basket component will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such basket component and a fraction, the numerator of which is the closing price per share (or other applicable security) of such basket component on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such basket component on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a basket component will equal the amount per share (or other applicable security) of such basket component of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a basket component described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a basket component declares or makes a distribution to all holders of the shares (or other applicable security) of such basket component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a basket component, or any successor basket component, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such basket component is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such basket component or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a basket component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such basket component, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such basket component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor basket component”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a basket component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such basket component is to be determined and the calculation agent determines that no successor basket component is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such basket component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such basket component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such basket component (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will (i) with respect to any basket component other than the Invesco DB Commodity Index Tracking Fund, calculate the fund closing price for such basket component in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such basket component immediately

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event; and (ii) with respect to the Invesco DB Commodity Index Tracking Fund, calculate the fund closing price for such basket component in good faith and in a commercially reasonable manner.

If a successor basket component is selected or the calculation agent calculates the fund closing price as a substitute for a basket component, such successor basket component or fund closing price will be used as a substitute for such basket component for all purposes, including for purposes of determining whether a market disruption event exists with respect to such basket component. Notwithstanding these alternative arrangements, a liquidation event with respect to a basket component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a basket component or a successor basket component, or the related underlying index, is changed in a material respect, or if a basket component or a successor basket component is in any other way modified so that such basket component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such basket component or such successor basket component had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of a basket component comparable to such basket component or such successor basket component, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such basket component and the maturity payment amount with reference to such adjusted closing price of such basket component or such successor basket component, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
Hypothetical Historical Performance of the Basket

The Basket will represent an unequally weighted portfolio of the following six basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (15%); the iShares MSCI EAFE ETF (15%); the iShares MSCI Emerging Markets ETF (10%); the Invesco DB Commodity Index Tracking Fund (5%); and the Vanguard Real Estate ETF (5%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided herein and in the accompanying market measure supplement. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2013 to November 30, 2018, assuming that the Basket was constructed on January 1, 2013 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-29

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
The SPDR® S&P 500® ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the SPDR S&P 500 ETF Trust and the S&P 500 Index. See “Description of Exchange Traded Funds—The SPDR® S&P 500® ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P 500 ETF Trust.

In addition, information about the SPDR S&P 500 ETF Trust may be obtained from other sources, including, but not limited to, the SPDR S&P 500 ETF Trust sponsor’s website (including information regarding (a) the SPDR S&P 500 ETF Trust’s top ten constituents and their weightings; (b) returns of the SPDR S&P 500 ETF Trust and its underlying index for certain periods; and (c) the fees paid to the sponsor of the SPDR S&P 500 ETF Trust). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPDR S&P 500 ETF Trust is accurate or complete.

Historical Information

We obtained the closing prices of the SPDR S&P 500 ETF Trust in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $275.65. The historical performance of the SPDR S&P 500 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P 500 ETF Trust during the term of the securities.

PRS-30

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
The iShares® Russell 2000 ETF

The iShares Russell 2000 ETF is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The iShares® Russell 2000 ETF” in the accompanying market measure supplement for additional information about the iShares Russell 2000 ETF.

In addition, information about the iShares Russell 2000 ETF may be obtained from other sources, including, but not limited to, the iShares Russell 2000 ETF sponsor’s website (including information regarding (a) the iShares Russell 2000 ETF’s top ten constituents and their weightings; (b) returns of the iShares Russell 2000 ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares Russell 2000 ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares Russell 2000 ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares Russell 2000 ETF in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the iShares Russell 2000 ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $152.62. The historical performance of the iShares Russell 2000 ETF should not be taken as an indication of the future performance of the iShares Russell 2000 ETF during the term of the securities.

PRS-31

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
The iShares® MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

In addition, information about the iShares MSCI EAFE ETF may be obtained from other sources, including, but not limited to, the iShares MSCI EAFE ETF sponsor’s website (including information regarding (a) the iShares MSCI EAFE ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI EAFE ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI EAFE ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI EAFE ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI EAFE ETF in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the iShares MSCI EAFE ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $62.77. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-32

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
The iShares® MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

In addition, information about the iShares MSCI Emerging Markets ETF may be obtained from other sources, including, but not limited to, the iShares MSCI Emerging Markets ETF sponsor’s website (including information regarding (a) the iShares MSCI Emerging Markets ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI Emerging Markets ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI Emerging Markets ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI Emerging Markets ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI Emerging Markets ETF in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the iShares MSCI Emerging Markets ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $41.08. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-33

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023
The Invesco DB Commodity Index Tracking Fund

The Invesco DB Commodity Index Tracking Fund is a Delaware statutory trust that issues common units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in and ownership of the Invesco DB Commodity Index Tracking Fund. The Invesco DB Commodity Index Tracking Fund’s investment objective is to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time, plus the excess, if any, of the Invesco DB Commodity Index Tracking Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Invesco DB Commodity Index Tracking Fund. The Invesco DB Commodity Index Tracking Fund pursues its investment objective by investing in a portfolio of exchange-traded futures contracts on the commodities composing the DBIQ Commodity Index (the “Index Commodities”). The Invesco DB Commodity Index Tracking Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities. For a description of the DBIQ Optimum Yield Diversified Commodity Index Excess Return, please see “The DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM” in this section. The trustee of the Invesco DB Commodity Index Tracking Fund, Wilmington Trust Company, has delegated to Invesco Capital Management LLC certain of the power and authority to manage the business affairs of the Invesco DB Commodity Index Tracking Fund and has only nominal duties and liabilities to the Invesco DB Commodity Index Tracking Fund. The Invesco DB Commodity Index Tracking Fund is listed on the NYSE Arca, Inc. under the ticker the ticker symbol “DBC.”

The Invesco DB Commodity Index Tracking Fund is a commodity pool as defined in the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the “CFTC”). Invesco is a commodity pool operator registered with the CFTC. The Invesco DB Commodity Index Tracking Fund is not an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Invesco DB Commodity Index Tracking Fund under the Securities Act of 1933, as amended, can be located by reference to SEC file number 001-32726 and can be accessed through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement.

In addition, information about the Invesco DB Commodity Index Tracking Fund may be obtained from other sources, including, but not limited to, the fund sponsor’s website (including information regarding (a) the Invesco DB Commodity Index Tracking Fund’s top ten constituents and their weightings; (b) returns of the Invesco DB Commodity Index Tracking Fund and underlying index for certain periods; and (c) the fees paid to the fund sponsor).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Invesco DB Commodity Index Tracking Fund is accurate or complete.

This pricing supplement relates only to the securities offered hereby and does not relate to the Invesco DB Commodity Index Tracking Fund. We have derived all disclosures contained in this pricing supplement regarding the Invesco DB Commodity Index Tracking Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco DB Commodity Index Tracking Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Invesco DB Commodity Index Tracking Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Invesco DB Commodity Index Tracking Fund (and therefore the price of the Invesco DB Commodity Index Tracking Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Invesco DB Commodity Index Tracking Fund could affect any payments on the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Invesco DB Commodity Index Tracking Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco DB Commodity Index Tracking Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Invesco DB Commodity Index Tracking Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

We obtained all information contained in this pricing supplement regarding the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DBIQ Commodity Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Deutsche Bank Securities, Inc., the index sponsor. Deutsche Bank Securities, Inc. has no obligation to continue to publish, and may discontinue publication of, the DBIQ Commodity Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the DBIQ Commodity Index in connection with the offer and sale of the securities.

The DBIQ Commodity Index is intended to reflect the changes in market value, positive or negative, of certain commodities. The DBIQ Commodity Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due December 7, 2023

maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Commodity Index: Light Sweet Crude Oil (WTI), Heating Oil, Reformulated Blendstock for Oxygenate Blending (“RBOB”) Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. We refer to each of these commodities as an Index Commodity.

Index Composition

The DBIQ Commodity Index is composed of notional amounts of each of the Index Commodity futures contracts. The notional amounts of each Index Commodity futures contract included in the DBIQ Commodity Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities.

The DBIQ Commodity Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, which was the base date. The following table reflects the index base weights, or DBIQ Commodity Index Base Weights, of each Index Commodity on the base date:

Index Commodity	DBIQ Commodity Index Base Weight
Brent Crude	12.375%
Heating Oil	12.375%
Light Crude	12.375%
RBOB Gasoline	12.375%
Gold	8.000%
Corn	5.625%
Soybeans	5.625%
Sugar #11	5.625%
Wheat	5.625%
Natural Gas	5.500%
Aluminum	4.167%
Copper – Grade A	4.167%
Zinc	4.167%
Silver	2.000%

Futures contracts on the Index Commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE-Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

The composition of the DBIQ Commodity Index may be adjusted in the event that Deutsche Bank is not able to calculate the closing prices of the futures contracts on the Index Commodities.

The DBIQ Commodity Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the DBIQ Commodity Index employs a rule-based approach when it “rolls” from one futures contract to another. Rather than selecting a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the DBIQ Commodity Index. As a result, the DBIQ Commodity Index is able to potentially maximize the roll benefits from an Index Commodity in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the index closing level while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the index closing level.

On the first index business day (defined as a day on which the New York Mercantile Exchange is open for business) of each month (the “Verification Date”), each Index Commodity futures contract will be tested for continued inclusion in the DBIQ Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month (the “Delivery Month”), a new Index Commodity futures contract will be selected for inclusion in the DBIQ Commodity Index. For example, if the first New York business day is May 1, 2018, and the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index is June 2018, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the DBIQ Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract.

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Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2018 and the Delivery Month of an Index Commodity futures contract currently in the DBIQ Commodity Index is June 2018, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2018 and July 2019. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the exchange expiry month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th index business day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodity futures contracts that are leaving the DBIQ Commodity Index and the new Index Commodity futures contracts are then calculated. On all days that are not monthly index roll days, the notional holding of each Index Commodity futures contract remains constant.

Calculation of the Index Level

The DBIQ Commodity Index is re-weighted on an annual basis on the 6th index business day of each November. The DBIQ Commodity Index level is expressed as the weighted average return of the Index Commodity futures contracts. The closing level of the DBIQ Commodity Index is calculated by Deutsche Bank based on the closing prices of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity futures contracts.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each index business day. If a weekday is not an exchange business day but is an index business day, the exchange closing price from the previous index business day will be used for each Index Commodity.

The DBIQ Commodity Index has been calculated back to the base date. On the base date, the closing level was 100.

The DBIQ Commodity Index is calculated in USD.

An index business day is a day on which banks in New York, New York are open. An exchange business day is, with respect to an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless an index disruption event or force majeure event has occurred).

Historical Information

We obtained the closing prices of the Invesco DB Commodity Index Tracking Fund in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the Invesco DB Commodity Index Tracking Fund for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $15.29. The historical performance of the Invesco DB Commodity Index Tracking Fund should not be taken as an indication of the future performance of the Invesco DB Commodity Index Tracking Fund during the term of the securities.

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The Vanguard® Real Estate ETF

The Vanguard Real Estate ETF is issued by Vanguard Specialized Funds, a registered open-end management investment company. The Vanguard Real Estate ETF is an exchange traded fund that seeks to track the performance of a benchmark index that measures the performance of publicly traded equity REITs and other real estate-related investments, which is currently the MSCI US Investable Market Real Estate 25/50 Index. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Vanguard Real Estate ETF under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-88116 and 811-03916 and can be accessed through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Vanguard Real Estate ETF is listed on the NYSE Arca, Inc. under the ticker symbol “VNQ.”

In addition, information about the Vanguard Real Estate ETF may be obtained from other sources, including, but not limited to, the fund sponsor’s website (including information regarding (a) the Vanguard Real Estate ETF’s top ten constituents and their weightings; (b) returns of the Vanguard Real Estate ETF and underlying index for certain periods; and (c) the fees paid to the fund sponsor).  We are not incorporating by reference into this pricing supplement the website or any material it includes.  Neither we nor the agent makes any representation that such publicly available information regarding the Vanguard Real Estate ETF is accurate or complete.

This pricing supplement relates only to the securities offered hereby and does not relate to the Vanguard Real Estate ETF. We have derived all disclosures contained in this pricing supplement regarding the Vanguard Real Estate ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Vanguard Real Estate ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Vanguard Real Estate ETF in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Vanguard Real Estate ETF (and therefore the price of the Vanguard Real Estate ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Vanguard Real Estate ETF could affect any payments on the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Vanguard Real Estate ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Vanguard Real Estate ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Vanguard Real Estate ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

Prior to February 1, 2018, the Vanguard Real Estate ETF tracked the MSCI US REIT Index. The MSCI US REIT Index aims to represent the performance of the equity REIT investment universe in the United States. The MSCI US REIT Index consists of REIT securities and covers approximately 85% of the U.S. REIT universe. The MSCI US Investable Market Real Estate 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market, as classified under the Global Industry Classification Standard (GICS). The GICS real estate sector is composed of equity real estate investment trusts (known as REITs), which includes specialized REITs, and real estate management and development companies. In early February 2018, the Vanguard Real Estate ETF ceased tracking the MSCI U.S. REIT Index and began tracking the MSCI US Investable Market Real Estate 25/50 Transition Index on an interim basis. The MSCI US Investable Market Real Estate 25/50 Transition Index was an interim index that gradually increased exposure to other real estate-related investments while proportionately reducing exposure to other stocks based on their weightings in the MSCI US Investable Market Real Estate 25/50 Index. In late July 2018, the Vanguard Real Estate ETF began tracking the MSCI US Investable Market Real Estate 25/50 Index. For more information about the MSCI US Investable Market Real Estate 25/50 Index, see “The MSCI US Investable Market Real Estate 25/50 Index” in this section.

In addition to investing in the securities that make up its underlying index, the Vanguard Real Estate ETF may also invest a portion of its assets in the Vanguard® Real Estate II Index Fund. The Vanguard® Real Estate II Index Fund is a wholly owned subsidiary of the Vanguard® Real Estate ETF and has the same investment strategy as the Vanguard® Real Estate ETF. The performance of the Vanguard® Real Estate II Index Fund will reflect fees and expenses separate from and in addition to those of the Vanguard® Real Estate ETF itself. These separate fees and expenses may reduce the Vanguard® Real Estate ETF’s performance and may further increase the tracking error of the Vanguard® Real Estate ETF.

The MSCI US Investable Market Real Estate 25/50 Index

We obtained all information contained in this pricing supplement regarding the MSCI US Investable Market Real Estate 25/50 Index including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, Inc., the index sponsor (“MSCI”). MSCI has no obligation to

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continue to publish, and may discontinue publication of, the MSCI US Investable Market Real Estate 25/50 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI US Investable Market Real Estate 25/50 Index in connection with the offer and sale of the securities.

The MSCI US Investable Market Real Estate 25/50 Index and its parent index, MSCI USA Investable Market Real Estate Index, are both designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market. All securities in the MSCI US Investable Market Real Estate 25/50 Index and its parent index are classified in the Real Estate sector as per the Global Industry Classification Standard (“GICS®”). However, unlike its parent index, the MSCI US Investable Market Real Estate 25/50 Index applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI US Investable Market Real Estate 25/50 Index is an index created by applying the weight constraints described below to its parent index.

Objectives and Guiding Principles

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a registered investment company (“RIC”). More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI US Investable Market Real Estate 25/50 Index takes into account these investment limits, offering a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI US Investable Market Real Estate 25/50 Index from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced periodically. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between the MSCI US Investable Market Real Estate 25/50 Index and the parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing the MSCI US Investable Market Real Estate 25/50 Index using an optimization process that aims to minimize the constituent weight differences between the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

Index Construction and Maintenance Methodology

Constructing and Rebalancing the MSCI U.S. Investable Market Real Estate 25/50 Index

The MSCI US Investable Market Real Estate 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. The MSCI US Investable Market Real Estate 25/50 Index is subject to the following constraints:

●	no issuer may exceed 25% of index weight; and
●	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing weight distance from the parent index. The MSCI US Investable Market Real Estate 25/50 Index methodology aims at minimizing the weight distance from the parent index. The active risk or the tracking error of the MSCI US Investable Market Real Estate 25/50 Index versus the parent index is measured as the distance between the constituent weights of the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the MSCI US Investable Market Real Estate 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI US Investable Market Real Estate 25/50 Index constituent is equal to the weight of the smallest constituent in the parent index.

Buffer Rules. A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI US Investable Market Real Estate 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

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Maintenance Rules

Quarterly index reviews. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of the parent index.

The MSCI US Investable Market Real Estate 25/50 Index is in general rebalanced five business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI US Investable Market Real Estate 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI US Investable Market Real Estate 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of the MSCI US Investable Market Real Estate 25/50 Index. The constraint factor is defined as the weight in the MSCI US Investable Market Real Estate 25/50 Index at the time of the rebalancing divided by the weight in the parent index. The constraint factor as well as the constituents of the MSCI US Investable Market Real Estate 25/50 Index remains constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. A security added to the parent index following a corporate event is added to the MSCI US Investable Market Real Estate 25/50 Index with an estimated capped weight, without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the MSCI US Investable Market Real Estate 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to the parent index, it will be added to the MSCI US Investable Market Real Estate 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from the parent index following a corporate event triggers its deletion from the MSCI US Investable Market Real Estate 25/50 Index without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

The addition of a newly eligible security in the parent index — for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the MSCI US Investable Market Real Estate 25/50 Index and consequently trigger the full rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the parent index is required at any point in time for the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

●	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.
●	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.
●	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

The MSCI US Investable Market Real Estate 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the MSCI US Investable Market Real Estate 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to the MSCI US Investable Market Real Estate 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

●	Securities deleted from the MSCI US Investable Market Real Estate 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

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●	Eligible securities of relevant size not included in the parent index, e.g., largest small cap size-segment securities.

In the event that no securities are eligible for temporary addition to the MSCI US Investable Market Real Estate 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please refer to “—The MSCI Indices” in the accompanying market measure supplement for information relating to the calculation of the MSCI 25/50 Indices and the treatment of corporate events. For the purposes of the accompanying market measure supplement, the MSCI 25/50 Indices are deemed to be included in the MSCI Indices described in “— The MSCI Indices.”

Historical Information

We obtained the closing prices of the Vanguard Real Estate ETF in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing prices of the Vanguard Real Estate ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $81.98. The historical performance of the Vanguard Real Estate ETF should not be taken as an indication of the future performance of the Vanguard Real Estate ETF during the term of the securities. Furthermore, due to the recent transitions in the Vanguard Real Estate ETF’s underlying index, as described above, the Vanguard Real Estate ETF’s historical performance may be of limited value in assessing its performance.

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Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;
●	PTCE 95-60, for specified transactions involving insurance company general accounts;
●	PTCE 91-38, for specified transactions involving bank collective investment funds;
●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
●	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

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Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

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United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

●	a financial institution;
●	a “regulated investment company”;
●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
●	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
●	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
●	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the Funds and consult your tax adviser regarding the possible consequences to you if any Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

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●	a citizen or individual resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the Funds. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the Funds with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without regard to the participation rate, in the value of the shares of the Funds over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the Funds that reflects the participation rate used to calculate the payment that you will receive on your securities. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	an individual who is classified as a nonresident alien;

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●	a foreign corporation; or
●	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-

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U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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